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                                 EXHIBIT NO. 10
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                            AMENDING AGREEMENT DATED

                                  APRIL 1, 1996

                             BETWEEN THE COMPANY AND

                                 BRUCE W. MARLOW

                         RELATING TO CERTAIN OUTSTANDING

                            STOCK OPTIONS PREVIOUSLY

                              GRANTED TO MR. MARLOW


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AMENDING AGREEMENT

     WHEREAS, The Progressive Corporation ("Company") and Bruce W. Marlow ("Optionee") have entered into certain Non-Qualified Stock Option Agreements dated March 11, 1992, June 18, 1993 and April 14, 1994, respectively (the "Agreements"); and

     WHEREAS, Company and Optionee mutually desire to amend the Agreements;

     NOW, THEREFORE, the parties hereto agree that the Agreements are hereby amended as follows:

     1. Section 5 of each of the Agreements is hereby deleted and the following provision is substituted in its stead:

     5. TERMINATION OF EMPLOYMENT. (a) If the Optionee's employment with the Company or any of its Subsidiaries ends, by decision of the Company or such Subsidiary or voluntary departure or resignation by Optionee, but only if the end of the Optionee's employment is not due to the Optionee's death, total disability or Cause (as defined below), then:

          (i) if and to the extent that the Option has vested and become exercisable prior to the date on which Optionee's employment with Company or such Subsidiary ends, ("Termination Date"), then the vested, unexercised portion of the Option may be exercised during the lesser of (A) two months after such Termination Date, or (B) the balance of the Option term; and

          (ii) if and to the extent that the Option has not vested and become exercisable prior to the Termination Date, it shall vest on such date and may be exercised, in whole or in part, by the Optionee at any time on or before, but not after, the fifth anniversary of the Termination Date.

               (b) If the Optionee's employment with the Company or any of its Subsidiaries is terminated by the Company or such Subsidiary for Cause, the Option and all rights to purchase Common Shares thereunder shall immediately terminate. For purposes of this Section 5, "Cause" shall mean the commission of a felony, theft of or intentional significant damage to the property or business of Company, gross dereliction of duty or fraud.

               (c) If Optionee's employment with the Company or any of its Subsidiaries terminates due to death or total disability, the provisions of Section 5(b)(6) or 5 (b)(7) of the Plan, as applicable, shall apply.


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     2.   Each of the Agreements, as herein amended, is hereby ratified and affirmed and shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amending Agreement as of the 1st day of April, 1996.

                                   THE PROGRESSIVE CORPORATION

                                   By: /s/ David M. Schneider
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                                           David M. Schneider
                                           Secretary

                                   OPTIONEE

                                   By: /s/ Bruce W. Marlow
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                                           Bruce W. Marlow